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Exhibit 99.4

TENDER FOR
ALL OUTSTANDING
9 1/2% SENIOR SECURED NOTES DUE 2016
IN EXCHANGE FOR
9 1/2% SENIOR SECURED NOTES DUE 2016
OF

EURAMAX INTERNATIONAL, INC.

To Our Clients:

        We are enclosing herewith a Prospectus, dated                        , 2011, of Euramax International, Inc. (the "Company") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company, to exchange up to $375,000,000 principal amount of its 9 1/2% Senior Secured Notes due 2016 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $375,000,000 principal amount of its issued and outstanding 9 1/2% Senior Secured Notes due 2016 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

        PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2011, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

        THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OUTSTANDING NOTES BEING TENDERED.

        We are the holder of record of Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed Instruction to Registered Holder from Beneficial Owner enclosed herewith. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Outstanding Notes. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the Letter of Transmittal.

        Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) the holder of Outstanding Notes or any such other person is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, and (iii) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, or, if such holder or any such other person is such an "affiliate," that such holder or any such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate" of the Company or any of the guarantors within the meaning of Rule 405 under the Securities Act) that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                      Very truly yours,

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  Exhibit 99.4